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                                                                    EXHIBIT 10.3













                              PEOPLESUPPORT, INC.

                         2002 MANAGEMENT INCENTIVE PLAN
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                              PEOPLESUPPORT, INC.

                         2002 MANAGEMENT INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
1.  Purpose.........................................................    1

2.  Definitions.....................................................    1

3.  Eligibility.....................................................    3
    3.1  Eligibility for Benefits...................................    3
    3.2  Allocation of Remaining Interest in Management Bonus Pool..    3

4.  Terms and Conditions of the Benefit.............................    4
    4.1  Form and Amount of Benefit.................................    4
    4.2  Form of Benefit............................................    4
    4.3  Time for Payments In Settlement of Percentage Interests....    4
    4.4  Documentation of Grants of Percentage Interests............    4
    4.5  No Rights as Stockholder...................................    5

5.  Assumption of Plan..............................................    5
    5.1  Required Assumption........................................    5
    5.2  Reservation of Rights......................................    5

6.  Withholding Taxes...............................................    5
    6.1  General....................................................    5
    6.2  Stock Withholding..........................................    5
    6.3  Illiquid Property..........................................    6

7.  Assignment or Transfer of Awards................................    6

8.  No Employment Rights............................................    6

9.  Duration and Amendments.........................................    6
    9.1  Term of the Plan...........................................    6
    9.2  Right to Amend or Terminate the Plan.......................    6

10. Execution.......................................................    6

                              PEOPLESUPPORT, INC.
                         2002 MANAGEMENT INCENTIVE PLAN

                                      -i-
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                              PEOPLESUPPORT, INC.

                         2002 MANAGEMENT INCENTIVE PLAN

     1. PURPOSE. The purpose of the Plan is to offer certain specified key management employees of the Company an opportunity to earn incentive compensation upon a sale of the Company.

     2. DEFINITIONS. The following terms shall have the meanings set forth in this Section 2.

     "ACQUIRER" shall mean the entity (or a parent, subsidiary or other affiliate of the entity) that acquires the stock or assets of the Company pursuant to a Company Sale.

     "ACQUISITION AGREEMENT" shall mean any agreement entered into by the Company or with respect to its stock which would result in a Company Sale.

     "AGGREGATE NET PROCEEDS" shall mean the aggregate proceeds, in whatever form such proceeds shall take, received by the stockholders of the Company in respect of their stock or by the Company in respect of its assets or stock in the event of a Company Sale, including, but not limited to, (a) all equity securities (including common stock, preferred stock, warrants and options, whether vested or unvested) of the Acquirer exchanged or substituted for stock of the Company and (b) cash. In the event that the assets of the Company or shares of the Company are sold in two or more related transactions, Aggregate Net Proceeds shall mean the total amount of consideration received as a result of the related transactions.

     "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time. Except as set forth in Section 9.2 of this Plan, any reference to the Board in the Plan shall also be construed as a reference to the Executive Compensation Committee of the Board.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPANY" shall mean PeopleSupport, Inc., a Delaware corporation.

     "COMPANY SALE" shall mean any event that results in the receipt of consideration by the Company in respect of its assets or stock or by any of the stockholders of the Company in respect of their shares, including without limitation:

          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if fifty percent (50%) or more of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or



                              PEOPLESUPPORT, INC.
                         2002 MANAGEMENT INCENTIVE PLAN

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          (b)  Any transaction in or by means of which one or more persons acting in concert acquire, in the aggregate, fifty percent (50%) or more of the combined voting power of Company's outstanding equity securities;

          (c) The sale, transfer or other disposition of fifty percent (50%) or more of the assets of the Company; or

          (d) The initial public offering of securities of the Company for the benefit of the Company or its stockholders pursuant to a registration statement filed with the Securities and Exchange Commission.

     "CORPORATIONS CODE" shall mean the California Corporations Code.

     "EFFECTIVE DATE" shall mean July 1, 2002.

     "FAIR MARKET VALUE" shall mean the determination of the market price of a security made by the Board, which in all cases shall be conclusive and binding on all persons, in accordance with the following guidelines:

          (a) If such securities are traded over-the-counter on the relevant valuation date but are not traded on the NASDAQ Stock Market or the NASDAQ National Market System, the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for the relevant valuation date by the principal automated inter-dealer quotation system on which the securities are quoted or, if the securities are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          (b) If such securities are traded over-the-counter on the relevant valuation date and are traded on the NASDAQ Stock Market or the NASDAQ National Market System, the Fair Market Value shall be equal to the last-transaction price quoted for the relevant valuation date by the NASDAQ Stock Market or the NASDAQ National Market;

          (c) If such securities are traded on a stock exchange on the relevant valuation date, the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for the relevant valuation date; and

          (d) If none of the foregoing provisions ((a) through (c)) is applicable, the Fair Market Value shall be determined by the Board and Lance Rosenzweig in good faith. Similarly, the Fair Market Value of property, other than securities, shall be determined by the Board and Lance Rosenzweig in good faith. If Lance Rosenzweig and the Board are unable to agree on a Fair Market Value for the security or other property, the Company will retain an independent third-party appraiser, acceptable to the Board and Lance Rosenzweig, to determine the Fair Market Value. Notwithstanding the foregoing, if Lance Rosenzweig is no longer a Participant in the Plan, all decisions to be made under this paragraph shall be made by the Board and the Chief Executive Officer.


                              PEOPLESUPPORT, INC.
                         2002 MANAGEMENT INCENTIVE PLAN

     "MANAGEMENT BONUS POOL" shall mean that percentage of Aggregate Net Proceeds designated pursuant to Section 4.1 as the aggregate amount of the bonus awards payable to Participants under the Plan in connection with a Company Sale.

     "PARTICIPANT" shall mean a key management employee of the Company who has received a grant of a Percentage Interest pursuant to the Plan and is listed in Exhibit A attached hereto or designated by the Board pursuant to Section 3.2.

     "PERCENTAGE INTEREST" shall mean the percentage of the Management Bonus Pool used to calculate the amount of the bonus award payable to a Participant upon a Company Sale, subject to an in accordance with the provisions of the Plan. The Percentage Interest of each Participant listed in Exhibit A attached hereto is as specified in such individual's grant letter. The Percentage Interest of each Participant designated by the Board pursuant to Section 3.2 hereof will be as designated by the Board.

     "PLAN" shall mean the PeopleSupport, Inc. 2002 Management Incentive Plan.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     3.   ELIGIBILITY.

          3.1 ELIGIBILITY FOR BENEFITS. Upon the closing of a Company
Sale, seventy-five percent (75%) of the Management Bonus Pool shall be allocated on a pro rata basis among the Participants in accordance with their Percentage Interests as set forth in each individual grant letter. Only those employees of the Company designated as Participants in Exhibit A attached hereto or designated by the Board pursuant to Section 3.2 shall be eligible to receive a benefit under the Plan. Except as may be otherwise provided in a grant letter, if a Participant who has received a grant of a Percentage Interest is not employed by the Company for any reason on the date of consummation of a Company Sale, such grant shall be void and the Participant shall not receive any payments in respect thereof and any amount that would otherwise have been distributed with respect to any such Participant's Percentage Interest shall be reallocated to other Senior Management Members (as hereinafter defined) of the Company, with such allocation made in the sole discretion of the Board of Directors; provided, however, that the Board of Directors must allocate at least seventy-five percent of the Management Bonus Pool to senior management members, which shall include those Participants listed in Exhibit A attached hereto so long as they are eligible to be a Participant. "Senior Management Members" shall mean any employee of the Company who hold the title of Vice President or above.

          3.2 ALLOCATION OF REMAINING INTEREST IN MANAGEMENT BONUS POOL.

     Upon the closing of a Company Sale, the Board, at its sole discretion, shall have authority to allocate the remaining twenty-five percent (25%) of the Management Bonus Pool either on a pro rata basis among Participants listed on Exhibit A or on such different basis, and to make grants to employees or other service providers not listed on Exhibit A in consideration of substantial contributions of service to the Company.


                              PeopleSupport, Inc.
                         2002 Management Incentive Plan

     4.   TERMS AND CONDITIONS OF THE BENEFIT.

          4.1 FORM AND AMOUNT OF BENEFIT. The benefit payable to a Participant under the Plan shall consist of an amount equal to that Participant's Percentage Interest multiplied by the amount of the Management Bonus Pool. The Management Bonus Pool shall be equal to a designated percentage of the Aggregate Net Proceeds received by the Company in respect of its assets or by the stockholders of the Company in respect of their shares upon a Company Sale, as determined using the following formula:

     (Aggregate Net Proceeds (in millions as a decimal)/1280 + 0.092188) x Aggregated Net Proceeds (in dollars).

     For example, if the Aggregate Net Proceeds equal $55,500,000, the Management Bonus Pool would equal $7,522,879.32. If the Aggregate Net Proceeds equal $16,700,000, the Management Bonus Pool would equal $1,757,422.42.

     If the Aggregate Net Proceeds are less than $10 million the Board has the authority to determine, in its sole discretion, the amount, if any, of the Management Bonus Pool. If the Aggregate Net Proceeds are greater than $74 million, the Management Bonus Pool shall be equal to $11.1 million.

          4.2 FORM OF BENEFIT. Except as otherwise provided under the Plan, a Participant shall receive payments on account of his or her individual Percentage Interest in the same form of consideration, and at the same time and in the same manner, as the Company or the stockholders of the Company as of the date of consummation of the Company Sale. The Company shall have the right, exercisable in its sole discretion, to substitute cash at the Fair Market Value or, with the consent of the Participant, other property in lieu of an in-kind benefit.

          4.3 TIME FOR PAYMENTS IN SETTLEMENT OF PERCENTAGE INTERESTS. The Percentage Interest payments shall be payable upon the closing of a Company Sale; provided, however, that any portion of a Percentage Interest that is payable with respect to any consideration that may be paid to the Company or to the stockholders of the Company subsequent to such closing (such as amounts to be paid from escrow or to be paid contingent upon future events) shall be paid no later than the time that such consideration is received by the Company or such Company stockholders. At the request of a Participant, the Company will hold any such deferred consideration in a "rabbi trust" until such times as the amounts are payable to the Participant.

          4.4 DOCUMENTATION OF GRANTS OF PERCENTAGE INTERESTS. Each grant of a Percentage Interest under the Plan shall be evidenced by a grant letter from the Company to the Participant. Each Participant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan as the Board deems appropriate for inclusion in a grant letter. Each grant letter shall specify the Percentage Interest that is subject to the grant. In addition, each grant letter shall specify the conditions, if any, upon which the grant shall become effective, which shall be determined by the Board in its sole discretion. If required by applicable law, however, including the Corporations


                              PEOPLESUPPORT, INC.
                         2002 MANAGEMENT INCENTIVE PLAN

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Code or the regulations thereunder, each grant shall become effective no earlier than allowed under such applicable law. The terms and conditions of each grant letter need not be identical with respect to each Participant.

          4.5 NO RIGHTS AS STOCKHOLDER. A Participant, or a transferee of a Participant, shall have no rights as a stockholder of the Company or otherwise with respect to any grant of a Percentage Interest.

     5.   ASSUMPTION OF PLAN.

          5.1 REQUIRED ASSUMPTION. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or any assets of the Company, whether pursuant to a Company Sale or otherwise, to expressly assume and agree to perform the obligations under this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. As used in this
Section 5, the "Company" includes any successor to its business or assets as described above that otherwise becomes bound by all the terms and provisions of this Plan by operation of law.

          5.2 RESERVATION OF RIGHTS. Except as specifically set forth herein, a Participant shall have no rights by reason of (a) any subdivision or consolidation of shares of Company stock of any class, or (b) any other increase or decrease in the number of shares of Company stock of any class with respect to Percentage Interests granted under the Plan prior to a Company Sale.

     6.   WITHHOLDING TAXES.

          6.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Board for the satisfaction of any withholding tax obligations that arise in connection with the settlement of Percentage Interests or otherwise under the Plan. The Company (or an Acquirer, if applicable) shall not be required to issue any shares or other property or make any cash payment under the Plan until such obligations are satisfied.

          6.2 STOCK WITHHOLDING. The Board may permit a Participant to satisfy all or part of the withholding tax obligations triggered by payment of a Percentage Interest upon consummation of a Company Sale by having the Company withhold all or a portion of any securities that otherwise would be issued or by surrendering all or a portion of any securities previously acquired. Securities that are withheld or surrendered pursuant to this Section 6.2 shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning securities to the Company (or an Acquirer, if applicable) may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

                              PEOPLESUPPORT, INC.
                         2002 MANAGEMENT INCENTIVE PLAN

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        6.3     ILLIQUID PROPERTY.  Notwithstanding the provisions of Section
4.2, to the extent that the Aggregate Net Proceeds consists of non-publicly traded securities, restricted publicly traded securities or other non-cash property ("Illiquid Property"), if the Company has adequate cash, the Participant shall receive a minimum amount of cash in settlement of their Percentage Interests equal to their individual income tax withholding obligation (with no "gross up"), with the remaining portion of their Percentage Interests to be settled as otherwise provided in Section 4.2. Alternatively, the Board, with the approval of such Participant, may provide for the Company (or the Acquirer) to retain such Illiquid Property in a "rabbi trust" until such time as the liquidity restrictions are removed (or non-cash property is converted to cash) at which time these securities and/or other property shall be distributed to the Participants.

    7. ASSIGNMENT OR TRANSFER OF AWARDS. No Percentage Interest granted under this Plan shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Board. Notwithstanding the foregoing, a Participant may transfer or assign a Percentage Interest to the trustee of a trust established by the Participant for the benefit of the Participant, the Participant's spouse or the Participant's children, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of the Plan.

    8. NO EMPLOYMENT RIGHTS. No provision of the Plan nor any grant of a Percentage Interest shall be construed to give any person any right to become, to be treated as, or to remain an employee. The Company reserves the right to terminate any Participant's employment at any time and for any reason or for no reason, with or without Cause.

    9.  DURATION AND AMENDMENTS.

        9.1 TERM OF THE PLAN. The Plan shall remain in full force and effect until its termination by the Board in accordance with Section 9.2.

        9.2 RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time with the written consent of Lance Rosenzweig; provided, however, that if Rosenzweig is no longer a Participant in the Plan, any such amendment or termination shall be subject to the written consent of the Chief Executive Officer. Rights under any Percentage Interest granted before amendment or termination of the Plan may not be materially impaired by any such amendment or termination, unless such amendment or termination is approved in writing by the affected Participant(s). This Plan shall automatically terminate after the Company (or its successor) has paid in full all payments required to be made hereunder and has otherwise satisfied all of its obligations hereunder following the first Company Sale to occur after adoption of the Plan.

    10. EXECUTION. To record the adoption of the Plan, the Company has caused its authorized officer to execute the same.


                              PeopleSupport, Inc.
                         2002 Management Incentive Plan

                                            PEOPLESUPPORT, INC.


                                            By        /s/ Lance Rosenzweig
                                               ---------------------------------

                                            Print Name       Lance Rosenzweig
                                                       -------------------------

                                            Title            CEO
                                                  ------------------------------



















                              PEOPLESUPPORT, INC.
                         2002 MANAGEMENT INCENTIVE PLAN

                                   EXHIBIT A

                 LIST OF PARTICIPANTS AND PERCENTAGE INTERESTS

EMPLOYEE                                PERCENTAGE INTEREST
--------                                -------------------
Lance Rosenzweig                        As set forth in the grant letter.
Caroline Yook Lin Rook                  As set forth in the grant letter.
Abolfath Hossein                        As set forth in the grant letter.
Aaron Martlock                          As set forth in the grant letter.
Patricia A. Sarro                       As set forth in the grant letter.
Bong Borja                              As set forth in the grant letter.
Todd Dewey                              As set forth in the grant letter.

TOTAL MANAGEMENT BONUS POOL FOR
ABOVE PARTICIPANTS                      SHALL BE EQUAL TO AT LEAST 75%
-------------------------------         ------------------------------
To be designated by the Board           25% (aggregate) - to be allocated
pursuant to Section 3.2.                by the Board among individual
                                        Participants or to such other service
                                        providers in consideration of their
                                        substantial contributions to the
                                        Company.



                              PEOPLESUPPORT, INC.
                         2002 MANAGEMENT INCENTIVE PLAN


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